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                                                                     EXHIBIT 5








                                 June 2, 1997


SouthTrust Corporation
420 North 20th Street
Birmingham, Alabama  35203


Gentlemen:

         In our capacity as counsel for SouthTrust Corporation, a Delaware corporation ("SouthTrust"), we have examined the Registration Statement on Form S-3 (the "Registration Statement"), in form as proposed to be filed by SouthTrust with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, on June 2, 1997 and relating to up to 802,992 shares of Common Stock, par value $2.50 per share (the "Shares"), of SouthTrust and up to 356,885 rights to purchase 1/100th of one share of Series A Junior Participating Preferred Stock of SouthTrust (the "Rights"), which Shares and Rights are to be offered by certain persons (the "Selling Stockholders") who acquired the Shares and Rights on March 28, 1997 in connection with the merger of Charter Bank, a Federal savings bank ("Charter") with and into SouthTrust Bank of Florida, National Association ("ST-Bank") pursuant to that certain Agreement and Plan of Merger dated December 10, 1996, between Charter and ST-Bank, SouthTrust of Florida, Inc., a Florida Corporation and subsidiary of SouthTrust, and SouthTrust. The Selling Stockholders may, from time to time, offer and sell the Shares and Rights associated therewith to the public pursuant to such Registration Statement. In this connection, we have examined such records, documents and proceedings as we have deemed relevant and necessary as a basis for the opinions expressed herein.

         Upon the basis of the foregoing, we are of the opinion that:

                  (i) the Shares and Rights described in the Registration Statement, to the extent actually issued pursuant to the Merger, have been duly and validly authorized and issued and are fully paid and nonassessable Shares and Rights of SouthTrust; and

                  (ii) under the laws of the State of Delaware, no personal liability attaches to the ownership of the Shares and Rights of SouthTrust.







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         We hereby consent to the filing of this opinion with the Securities and
Exchange Commission as an exhibit to the above-referenced Registration
Statement. In addition, we hereby consent to the inclusion of the statements made in reference to our firm under the caption "LEGAL OPINION" in the Prospectus, which is a part of the Registration Statement.

                                                Very truly yours,


                                          /s/ BRADLEY ARANT ROSE & WHITE LLP